UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 25, 2023
Date of Report (date of earliest event reported)
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The Oncology Institute, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39248 (Commission File Number)	84-3562323 (I.R.S. Employer Identification Number)
18000 Studebaker Rd, Suite 800 Cerritos, California 90703
(Address of principal executive offices and zip code)
(562) 735-3226
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	TOI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Common stock, each at an exercise price of $11.50 per share	TOIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 25, 2023, The Oncology Institute, Inc. (the “Company”) received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is no longer in compliance with Nasdaq Listing Rule 5450(a)(2), because the minimum bid price of the Company’s common stock has been below $1.00 per share for 30 consecutive business days (the “Notice”). The Notice has no immediate effect on the listing or trading of the Company’s common stock or warrants on the Nasdaq Capital Market.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has 180 calendar days, or until October 23, 2023 (the “Compliance Date”), to regain compliance with the minimum bid price requirement. If at any time before the Compliance Date the bid price for the Common Stock closes at $1.00 per share or more for a minimum of ten consecutive business days (unless Nasdaq exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)), Nasdaq will provide written notification to the Company that it has regained compliance with the minimum bid price requirement.
In the event the Company does not regain compliance with the minimum bid price requirement by October 23, 2023, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required, among other things, to meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and would also need to provide written notice to Nasdaq of its intention to cure the bid price deficiency during the additional compliance period. If the Company fails to regain compliance during the compliance period (including a second compliance period, if applicable), then Nasdaq will notify the Company of its determination to delist its common stock, at which point the Company may appeal Nasdaq’s delisting determination to a Nasdaq hearing panel.
The Company intends to actively monitor the closing bid price of its common stock and will consider all available options to regain compliance with the minimum bid price requirement, which may include seeking stockholder approval to effect a reverse stock split. There can be no assurance that the Company will regain compliance with the minimum bid price requirement during the 180 calendar day compliance period, secure an additional 180 calendar day period to regain compliance, maintain compliance with the other Nasdaq listing requirements or be successful in appealing any delisting determination.
Cautionary Note Regarding Forward-Looking Statements
This Report contains statements that are forward-looking and as such are not historical facts. This includes statements regarding the Company’s future intention to regain compliance with the minimum bid price requirement and similar expectations, beliefs, plans, objectives, assumptions or projections of the Company and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “might,” “possible,” “potential,” “predicts,” “may,” “would,” “could,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on management’s expectations, beliefs and forecasts concerning future events impacting the Company. One should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s latest Annual Report on Form 10-K and the other documents filed by the Company from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2023

The Oncology Institute, Inc.

By:	/s/ Mark Hueppelsheuser
Name:	Mark Hueppelsheuser
Title:	General Counsel